Redwood Empire Bancorp Reports Third Quarter 2004 Earnings

SANTA ROSA, CA -- 10/20/2004 -- Redwood Empire Bancorp (NASDAQ: REBC) today reported net income of $1,828,000 or $.36 per diluted share for the quarter ended September 30, 2004. This compares to net income of $2,085,000 or $.41 per diluted share for the third quarter of 2003. For the nine months ended September 30, 2004, net income was $5,367,000 or $1.05 per diluted share as compared to $6,282,000 or $1.21 per diluted share one year ago. On July 15, 2003 the Company's Board of Directors declared a three-for-two stock split of its outstanding shares of common stock. Earnings and dividends per share information for all periods presented give effect to the split.

Annualized return on average equity was 25.49% and 25.50% for the three and nine months ended September 30, 2004 as compared to annualized return on average equity of 29.90% and 29.73% for the same periods one year ago. Annualized return on average assets was 1.40% and 1.38% for the three and nine months ended September 30, 2004 as compared to 1.60% and 1.62% one year ago.

The Company experienced a decline in net income during the three and nine months ended September 30, 2004 when compared to the same periods in 2003, primarily due to a decline in the amount of interest income recognized on the available for sale investment portfolio, an increase in salaries and employee benefits expense and an increase in interest expense associated with the Company's second $10,000,000 trust preferred securities financing completed on July 24, 2003. Interest income on available for sale securities declined due to significant paydown activity which had occurred within the mortgage-backed securities portfolio throughout the second half of 2003 and into 2004. In consideration of this paydown activity, the Company decided to reduce exposure to interest rate risk and will not reinvest the proceeds back into the investment portfolio. Salaries and employee benefits expense increased due to additional personnel, increased health care and workers compensation insurance expenses and normal annual salary increases. Interest expense associated with the second trust preferred securities financing increased by $35,000 and $353,000 for the three and nine months ended September 30, 2004, when compared to one year ago. The second trust preferred securities financing was used to improve the Company's capital structure, as proceeds from the financing facilitated the Company's stock repurchase programs. Additionally, net income declined due to an increase in the Company's effective tax rate and higher operating expenses, including expenses related to the merger.

As previously announced on August 25, 2004, the Company signed a definitive merger agreement where Westamerica Bancorporation will acquire Redwood Empire Bancorp. The agreement, which was approved by the Company's Board of Directors is subject to conditions usual and customary for merger transactions of this type, including approval by Redwood Empire Bancorp shareholders, approval by bank regulatory authorities and satisfaction of certain terms and conditions. Westamerica Bancorporation will acquire all of the common shares of Redwood Empire Bancorp. Shareholders will receive consideration of approximately $28.74 per share, consisting of $11.49 in cash and, subject to certain adjustments, shares of Westamerica Bancorporation common stock valued at approximately $17.25. It is estimated the merger will be completed in the fourth quarter of 2004 or early first quarter of 2005.

As previously disclosed, the Company formed its Real Estate Investment Trust (REIT) subsidiary on January 15, 2002. With the formation of the REIT, the Company began to recognize state tax benefits in the first quarter of 2002. During December 2003, the California Franchise Tax Board took the position that certain tax transactions related to REITs and regulated investment companies (RICs) would be disallowed. Therefore, during the second quarter of 2004 the Company terminated the REIT. As previously announced, during December 2003 the Company reversed previously recognized net state tax benefits related to the REIT and will not record any related state tax benefits in the future. Due to the absence of such state tax benefits, the Company's effective tax rate increased by 3% from 37% to 40% for the three months ended September 30, 2004 when compared to September 30, 2003. On a year to date basis, the effective tax rate increased by 4% from 36% to 40%. This change in the effective tax rate had a negative impact on net income of $88,000, or $.02 per diluted share for the third quarter of 2004 and $353,000, or $.07 per diluted share for the nine-month period ending September 30, 2004.

Net Interest Income

Interest income was $7,343,000 for the third quarter of 2004 as compared to $7,538,000 for the third quarter of 2003, a decrease of $195,000 or 3%. Interest income decreased $1,151,000, or 5% to $21,537,000 for the nine months ended September 30, 2004, as compared to $22,688,000 one year ago. While the Company has experienced growth in average portfolio loans during 2004 as compared to 2003, the continued low interest rate environment and substantial paydown activity within the mortgage-backed securities portfolio have both had a negative impact on interest income. Average portfolio loans totaled $433,220,000 for the third quarter of 2004 as compared to $412,354,000 for the same period one year ago, an increase of $20,866,000 or 5%. For the nine months ended September 30, 2004, average portfolio loans have grown $18,341,000, or 5% to $418,832,000 from $400,491,000. Average investment securities totaled $50,507,000 and $58,635,000 for the three and nine months ended September 30, 2004, as compared to $70,737,000 and $84,107,000 for the same periods one year ago.

For the three and nine months ended September 30, 2004, interest expense was $1,523,000 and $4,678,000, down $232,000, or 13% and $1,019,000, or 18% when compared to the same periods in 2003. With the decline in the general interest rate environment, the Company has been successful in reducing costs associated with interest bearing deposits. For the three and nine months ended September 30, 2004, the cost of average interest bearing deposits was 1.29% and 1.32% down from 1.53% and 1.78% for the three and nine months ended September 30, 2003. The Company has also improved the current mix of deposits by increasing noninterest bearing demand deposits, while decreasing the balance of higher cost time deposits.

Net interest income was $5,820,000 for the third quarter of 2004, an increase of $37,000, or 0.6% when compared to $5,783,000 for the third quarter of 2003. The net interest margin was 4.77% for the third quarter of 2004 as compared to 4.69% one year ago. For the nine months ended September 30, 2004, net interest income was $16,859,000, a decrease of $132,000 or 0.8% from $16,991,000 at September 30, 2003. Net interest margin was 4.64% for the nine months ended September 30, 2004 as compared to 4.64% one year ago. The Company's net interest margin has been negatively impacted during 2004 due to the additional interest expense incurred with the completion of the Company's second $10,000,000 trust preferred securities financing in July 2003. Such financing, which has been used for stock repurchases and other corporate matters, bears an annual interest rate of 6.35%. Total interest expense for both trust preferred securities financing was $414,000 and $1,241,000 for the three and nine months ended September 30, 2004 as compared to $378,000 and $888,000 during the same periods in 2003.

Loan Activity

Total loans as of September 30, 2004 were $445,103,000, an increase of $33,178,000, or 8% when compared to total loans of $411,925,000 at September 30, 2003. The Company continues to focus on improving asset mix and growth within the loan portfolio. During the third quarter of 2004, total loans increased $21,017,000 when compared to June 30, 2004, due to an increase of $16,538,000 in real estate construction loans, an increase of $2,442,000 in commercial real estate loans, an increase of $583,000 in commercial loans and an increase in residential real estate loans of $5,441,000, offset by a decline of $3,678,000 in installment and other loans and a $309,000 increase in net deferred loan fees.

Loan Losses

Nonperforming assets represented 0.3% of total assets at September 30, 2004 as compared to 0.5% at the end of the same quarter one year ago. The allowance for loan losses was 1.59% of total loans and 472% of nonperforming loans at September 30, 2004 as compared to 1.83% of total loans and 281% of nonperforming loans at September 30, 2003. The Company had net recoveries of $33,000 or 0.03% (annualized) and net charge-offs of $90,000 or 0.03% (annualized) of average portfolio loans for the three and nine months ended September 30, 2004. This compares to net recoveries of $53,000 or 0.05% (annualized) and $145,000 or 0.05% (annualized) for the three and nine months ended September 30, 2003. There was no loan loss provision for the three and nine months ended September 30, 2004 and September 30, 2003.

Deposits

Total deposits as of September 30, 2004, were $414,875,000, a decrease of $40,012,000, or 9% when compared to one year ago. The decrease in total deposits during this time period is due to the intentional run-off of higher cost time deposits, partially offset by growth in noninterest bearing demand deposits. Given this decline in high cost time deposits during this time period, the Company has replaced these funds by borrowing from the Federal Home Loan Bank. This borrowing activity has allowed the Company to fund loan growth with less expensive funds.

Noninterest Income

Noninterest income increased 12% to $1,862,000 for the quarter ended September 30, 2004 as compared to $1,666,000 for the same period in 2003. Noninterest income was $5,469,000 for the nine months ended September 30, 2004 as compared to $4,944,000 one year ago. Merchant draft processing revenues increased $76,000 from $1,187,000 in the third quarter of 2003 to $1,263,000 in the third quarter of 2004 due to an increase in processing volume. Merchant draft processing revenues increased $328,000 from $3,404,000 at September 30, 2003 to $3,732,000 at September 30, 2004. Excluding net revenue from merchant bankcard processing, noninterest income amounted to $599,000 and $1,737,000 for the three and nine months ended September 30, 2004 as compared to $479,000 and $1,540,000 for the same periods one year ago. The increase in other income during the three and nine month period of 2004 as compared to 2003 is primarily due to an increase in other income of $88,000 and $257,000. The increase in other income is primarily due to income associated with the Company's implementation of a program to sell investment products and income derived from the purchase of life insurance policies on certain key executives.

Noninterest Expense

Noninterest expense was $4,640,000 for the quarter ended September 30, 2004 as compared to $4,139,000 in the same period one year ago, which represents an increase of $501,000 or 12%. For the nine months ended September 30, 2004, noninterest expense increased $1,265,000 or 10% to $13,391,000 from $12,126,000 one year ago. The increase in noninterest expense is primarily attributable to an increase in salaries and employee benefits expense and merger related expenses. The increase in salaries and employee benefits expense during 2004 is partially due to an increase of the number of full time equivalent employees employed by the Company, the continued impact of increased costs associated with health care and workers compensation insurance and normal annual salary increases. Additionally, when compared to September 2003, salaries and employee benefits expense was negatively impacted by a decline in the amount of contra-salary expense related to Statement of Financial Accounting Standards No. 91 of $34,000 for the three month period ended September 30, 2004, and a decline of $219,000 for the nine month period ended September 30, 2004, resulting from lower levels of loan originations and thus, a lower level of salary expense was allocated to net deferred loan fees. Other expense increased $169,000 and $144,000 for the three and nine months ended September 30, 2004, when compared to the same periods one year ago, primarily due to $262,000 in expenses recognized in the third quarter of 2004 associated with the pending merger of the Company into Westamerica Bancorporation. The Company's efficiency ratio for the three and nine months ended September 30, 2004 was 60% as compared to 56% and 55% one year ago. The efficiency ratio for the Company's subsidiary, National Bank of the Redwoods was 52% and 54% for the three and nine months ended September 30, 2004 as compared to 51% and 52% one year ago.

Segments

For the three and nine months ended September 30, 2004, net income of the Company's community banking segment was $1,448,000 and $4,214,000 on revenues of $6,297,000 and $18,241,000. This compares to net income of $1,688,000 and $5,103,000 and revenues of $6,087,000 and $17,963,000 for the same periods one year ago. The segment's decrease in net income, as compared to 2003, is primarily attributable to an increase in noninterest expense, a higher effective tax rate in 2004, partially offset by a slight increase in net interest income and an increase in noninterest income. The net income of the Company's bankcard segment was $380,000 and $1,153,000 for the three and nine months ended September 30, 2004 versus $397,000 and $1,179,000 in 2003. The decrease in the segment's net income for the three and nine months ended September 30, 2004 is primarily due to a decrease in net interest income, an increase in noninterest expenses, offset by an increase in merchant draft processing revenues. The bankcard segment's net interest income is partially determined by the Company's internal funds transfer pricing systems, which assigns a cost of funds or credit for funds to assets or liabilities based on their type, maturity or repricing characteristics. The decrease in net interest income for the bankcard segment is due to a decline in the general interest rate environment and a decrease in the segment's customer deposit base, which resulted in a decrease in the credit for funds given to the segment. The merchant bankcard segment's net income comprised 21% of the Company's consolidated net income for both the three and nine months ended September 30, 2004, as compared to 19% for both the three and nine months ended September 30, 2003.

Capital Structure

In January 2004, the Company raised its quarterly cash dividend to $0.21 per common share from $0.17.

In August 2001, the Company announced an authorization to repurchase 533,250 shares, as adjusted for the three-for-two stock splits declared September 20, 2001 and July 15, 2003. In August 2003, the Company announced an authorization to repurchase an additional 496,500 shares, for a total authorization of 1,029,750. To date, 557,987 shares have been repurchased under the current authorization, as adjusted for the three-for-two stock splits. Under the repurchase program, the Company may purchase shares from time to time on the open market and/or in privately negotiated transactions.

As of September 30, 2004, Redwood Empire Bancorp had total assets of $523,025,000 and 4,952,123 common shares outstanding. The Company provides diverse financial products and services which are marketed through full-service offices in the North Coast counties of California. Redwood Empire Bancorp stock is traded on The Nasdaq Stock Market® under the symbol REBC.

Except for historical information contained herein, the statements contained in this press release, including statements concerning future increases in the value of Redwood Empire Bancorp stock, are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act or 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Redwood Empire Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. Redwood Empire Bancorp disclaims any intent or obligation to update these forward-looking statements.

                  REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)
   (Dollars in thousands except for earnings per share and share data)

                                 Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                   2004       2003       2004       2003
                                ---------  ---------  ---------  ---------

Interest income:
  Interest and fees on loans    $   6,761  $   6,815  $  19,518  $  19,951
  Interest on investment
   securities                         579        712      1,969      2,703
  Interest on federal
   funds sold                           3         11         50         34
                                ---------  ---------  ---------  ---------
Total interest income               7,343      7,538     21,537     22,688

Interest expense:
  Interest on deposits              1,032      1,368      3,321      4,749
  Interest on other borrowings        491        387      1,357        948
                                ---------  ---------  ---------  ---------
Total interest expense              1,523      1,755      4,678      5,697
                                ---------  ---------  ---------  ---------

Net interest income                 5,820      5,783     16,859     16,991
Provision for loan losses               -          -          -          -
                                ---------  ---------  ---------  ---------

Net interest income after
 provision for loan losses          5,820      5,783     16,859     16,991

Noninterest income:
  Service charges on
   deposit accounts                   221        260        733        782
  Merchant draft
   processing, net                  1,263      1,187      3,732      3,404
  Loan servicing income                24         32        106        110
  Net realized gains on
   investment securities
   available for sale                  79          -         79         86
  Other income                        275        187        819        562
                                ---------  ---------  ---------  ---------
Total noninterest  income           1,862      1,666      5,469      4,944

Noninterest expense:
  Salaries and employee
   benefits                         2,744      2,466      8,092      7,008
  Occupancy and equipment
   expense                            529        475      1,604      1,567
  Other                             1,367      1,198      3,695      3,551
                                ---------  ---------  ---------  ---------
Total noninterest expense           4,640      4,139     13,391     12,126
                                ---------  ---------  ---------  ---------

Income before income taxes          3,042      3,310      8,937      9,809
Provision for income taxes          1,214      1,225      3,570      3,527
                                ---------  ---------  ---------  ---------

Net income                      $   1,828  $   2,085  $   5,367  $   6,282
                                =========  =========  =========  =========

Basic earnings per share:
  Net income available for
   common stock shareholders    $    0.37  $    0.42  $    1.08  $    1.24
  Weighted average shares (1)   4,950,000  4,987,000  4,948,000  5,049,000

Diluted earnings per share:
  Net income available for
   common stock shareholders    $    0.36  $    0.41  $    1.05  $    1.21
  Weighted average shares (1)   5,104,000  5,141,000  5,097,000  5,171,000

Selected Ratios
Annualized Return on
 Average Total Equity               25.49%     29.90%     25.50%     29.73%
Annualized Return on
 Average Total Assets                1.40%      1.60%      1.38%      1.62%

(1) Adjusted for three-for-two stock split declared July 15, 2003.

                    REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                (In Thousands)

                              September 30,   December 31,  September 30,
                                  2004           2003           2003
                                ---------      ---------      ---------
                               (Unaudited)                   (Unaudited)
Assets:
Cash and due from banks         $  17,596      $  19,259      $  22,349
Federal funds sold                      0          8,600          5,000
                                ---------      ---------      ---------
  Cash and cash equivalents        17,596         27,859         27,349
Investment securities:
  Held to maturity                 14,286         17,566         17,933
  Available for sale,
   at fair value                   32,869         58,229         49,112
                                ---------      ---------      ---------
    Total investment securities    47,155         75,795         67,045

Mortgage loans held for sale            0            192            455

Loans:
    Residential real estate
     mortgage                     109,738        108,851        113,380
    Commercial real estate
     mortgage                     200,396        186,185        182,119
    Commercial                     66,168         55,473         56,554
    Real estate construction       58,261         51,154         45,525
    Installment and other          11,184         13,025         14,578
    Less net deferred loan fees      (644)          (167)          (231)
                                ---------      ---------      ---------
      Total portfolio loans       445,103        414,521        411,925
    Less allowance for
     loan losses                   (7,072)        (7,162)        (7,545)
                                ---------      ---------      ---------
      Net loans                   438,031        407,359        404,380

Premises and equipment, net         2,123          2,489          2,409
Cash surrender value of life
 insurance                          8,920          3,782          3,744
Other assets and interest
 receivable                         9,200         11,424          9,920
                                ---------      ---------      ---------
    Total assets                $ 523,025      $ 528,900      $ 515,302
                                =========      =========      =========

Liabilities and Shareholders'
 equity:
Deposits:
  Noninterest bearing
   demand deposits              $ 115,045      $ 107,359      $ 104,951
  Interest-bearing transaction
   accounts                       144,475        154,640        152,487
  Time deposits one hundred
   thousand and over               71,511         73,262         76,983
  Other time deposits              83,844        119,521        120,466
                                ---------      ---------      ---------
    Total deposits                414,875        454,782        454,887

Short-term borrowings              47,282         16,265          4,199
Subordinated debentures            20,000         20,000         20,000
Other liabilities and
 interest payable                  11,565         10,173          9,154
                                ---------      ---------      ---------
    Total liabilities             493,722        501,220        488,240

Shareholders' equity:
  Common stock                     10,561         10,577         10,498
  Retained earnings                18,214         16,344         15,822
  Accumulated other
   comprehensive income,
   net of tax                         528            759            742
                                ---------      ---------      ---------
    Total shareholders' equity     29,303         27,680         27,062
                                ---------      ---------      ---------
    Total liabilities and
     shareholders' equity       $ 523,025      $ 528,900      $ 515,302
                                =========      =========      =========

                     REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                              BUSINESS SEGMENTS
                                 (Unaudited)
                           (Dollars in thousands)

                                 Three Months Ended    Nine Months Ended
                                 September 30, 2004    September 30, 2004
                                --------------------  --------------------
                                Community             Community
                                 Banking    Bankcard   Banking    Bankcard
                                ---------  ---------  ---------  ---------

Total interest income           $   7,343  $       -  $  21,537  $       -
Total interest expense              1,522          1      4,675          3
Interest income (expense)
 allocation                          (123)       123       (358)       358
                                ---------  ---------  ---------  ---------
Net interest income                 5,698        122     16,504        355
                                ---------  ---------  ---------  ---------
Provision for loan losses               -          -          -          -
Service charges on deposit
 accounts                             221          -        733          -
Merchant draft processing, net          -      1,263          -      3,732
Loan servicing income                  24          -        106          -
Other income                          354          -        898          -
                                ---------  ---------  ---------  ---------
  Total noninterest income            599      1,263      1,737      3,732
                                ---------  ---------  ---------  ---------
Salaries and employee benefits      2,231        513      6,592      1,500
Occupancy and equipment expense       478         51      1,455        149
Other                               1,178        189      3,177        518
                                ---------  ---------  ---------  ---------
  Total noninterest expense         3,887        753     11,224      2,167
                                ---------  ---------  ---------  ---------
Income before income
 tax expense                        2,410        632      7,017      1,920
Income tax expense                    962        252      2,803        767
                                ---------  ---------  ---------  ---------
Net income                      $   1,448  $     380  $   4,214  $   1,153
                                =========  =========  =========  =========

                                 Three Months Ended    Nine Months Ended
                                 September 30, 2003    September 30, 2003
                                --------------------  --------------------
                                Community             Community
                                 Banking    Bankcard   Banking    Bankcard
                                ---------  ---------  ---------  ---------

Total interest income           $   7,538  $       -  $  22,688  $       -
Total interest expense              1,747          8      5,667         30
Interest income (expense)
 allocation                          (183)       183       (598)       598
                                ---------  ---------  ---------  ---------
Net interest income                 5,608        175     16,423        568
                                ---------  ---------  ---------  ---------
Provision for loan losses               -          -          -          -
Service charges on deposit
 accounts                             260          -        782          -
Merchant draft processing, net          -      1,187          -      3,404
Loan servicing income                  32          -        110          -
Net realized gains on
 investment securities
 available for sale                     -          -         86          -
Other income                          187          -        562          -
                                ---------  ---------  ---------  ---------
  Total noninterest income            479      1,187      1,540      3,404
                                ---------  ---------  ---------  ---------
Salaries and employee benefits      1,975        491      5,605      1,403
Occupancy and equipment expense       430         45      1,431        136
Other                               1,004        194      2,958        593
                                ---------  ---------  ---------  ---------
  Total noninterest expense         3,409        730      9,994      2,132
                                ---------  ---------  ---------  ---------
Income before income tax expense    2,678        632      7,969      1,840
Income tax expense                    990        235      2,866        661
                                ---------  ---------  ---------  ---------
Net income                      $   1,688  $     397  $   5,103  $   1,179
                                =========  =========  =========  =========

Contact:
Redwood Empire Bancorp
Patrick Kilkenny
President and CEO
(707) 573-4911